UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 30, 2007

Anadys Pharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50632	22-3193172
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3115 Merryfield Row, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 530-3600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On August 1, 2007, Anadys Pharmaceuticals, Inc. issued a press release announcing its financial results for the three and six months ended June 30, 2007. A copy of this press release is attached hereto as Exhibit 99.1, which is furnished under Item 9.01 of this report and shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filings.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On July 30, 2007, Anadys Pharmaceuticals, Inc. initiated a strategic restructuring as a result of the decision it announced on July 26, 2007 regarding Novartis’ and its discontinuation of the development of ANA975 for the treatment of hepatitis C virus (HCV) infection. As part of the restructuring, the Company is discontinuing its involvement with the development of ANA380, as described in Item 8.01 below. The Company is also halting its early stage discovery efforts. The Company now plans to direct its resources toward the development of ANA598, a NS5B polymerase inhibitor, for the treatment of HCV and ANA773, a TLR7 agonist prodrug for the treatment of cancer. The strategic restructuring will result in an immediate reduction in the Company’s workforce of approximately 33%. The Company expects the reduction in force to generate annual savings of between $4 million and $5 million. The Company is providing cash severance payments, continuation of benefits and outplacement services to employees directly affected by the workforce reduction. The Company estimates that during the third quarter of 2007 it will incur a one-time cash charge of approximately $0.7 million in severance costs and $0.1 million in continuation of benefits and outplacement services. In addition, the Company estimates that it will incur a one-time noncash charge of between $0.1 million and $0.2 million associated with the modification of stock options for individuals included in the reduction in workforce. The Company expects to complete the activities related to this strategic restructuring during the third quarter of 2007.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of the Company's restructuring and reduction in force described in Item 2.05 above, Devron R. Averett Ph.D.'s employment with the Company as Chief Scientific Officer will terminate effective August 17, 2007. Dr. Averett will assume a consultancy role with the company as Chief Scientific Counsel and a member of the Company's Clinical and Scientific Advisory Board.

The parties entered into an Amended Severance Agreement on August 1, 2007 (the "Amended Agreement"), which amended the terms of the Severance Agreement dated June 9, 2000 between Dr. Averett and the Company (the "Original Agreement"). For a description of the terms of the Original Agreement, see the Post-Employment Compensation section in the Company’s Proxy Statement for the Company’s 2007 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 27, 2007, which description is incorporated herein by reference. The Amended Agreement amended the Original Agreement to provide for the following (in addition to the terms of the Original Agreement): (i) compliance with Section 409A of the Internal Revenue Code, as amended; (ii) the accelerated vesting of the unvested portion of  the stock option granted to Dr. Averett on December 8, 2006 and the extended exercisability for the full term of that stock option, consistent with the treatment of Dr. Averett's other stock options under the terms of the Original Agreement; and (iii)  that all new benefits payable in connection with Dr. Averett’s termination would be contingent upon the Company’s receipt of an effective waiver and release. These benefits are set forth in their entirety by the Amended Severance Agreement to be filed with the Company's Quarterly Report on Form 10Q for the quarter ending September 30, 2007.

Item 8.01 Other Events.

On August 1, 2007, Anadys announced that it is discontinuing its involvement with the development of ANA380, a nucleotide analog it had been jointly developing with LG Life Sciences LTD. (LGLS) for the treatment of hepatitis B virus infection. The Company plans to return all rights to this compound to LGLS. The License and Joint Development Agreement by and between LGLS and the Company dated April 18, 2004, as amended (the "Agreement") remains in effect. The parties are in discussions regarding the potential mutual termination of the Agreement.

Statements in this report that are not strictly historical in nature constitute "forward-looking statements." Such statements include, but are not limited to, references to the Company's future development plans, expected annual savings and estimated charges resulting from the restructuring, plans for the return of all rights in ANA380 to LGLS and plans to reach a mutual termination of the agreement with LGLS. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause Anadys' actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. Anadys' results may be affected by risks related to its agreements with Novartis and LG Life Sciences, competition from other biotechnology and pharmaceutical companies, its effectiveness at managing its financial resources, its ability to successfully develop and market products, difficulties or delays in its pre-clinical studies or clinical trials, difficulties or delays in manufacturing its clinical trials materials, the scope and validity of patent protection for its products, regulatory developments involving future products and its ability to obtain additional funding to support its operations. Risk factors that may cause actual results to differ are more fully discussed in Anadys' SEC filings, including Anadys' Form 10-K for the year ended December 31, 2006 and Anadys’ Form 10-Q for the quarter ended March 31, 2007. All forward-looking statements are qualified in their entirety by this cautionary statement. Anadys is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this report as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release dated August 1, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anadys Pharmaceuticals, Inc.

August 1, 2007	By:	/s/ James T. Glover

Name: James T. Glover
Title: Senior Vice President, Operations and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated August 1, 2007.